EXHIBIT 4.2

                                                                       SECTION 1


                             UNIT PURCHASE AGREEMENT


                  This Unit Purchase  Agreement (this "Agreement") is made as of
______________________,   200_  between   Applied   NeuroSolutions,   Inc.  (the
"Company"), and the parties listed on Schedule I hereto (the "Purchasers").

                  The Company and the Purchasers hereby agree as follows:

                                    SECTION 1

                  AUTHORIZATION, PURCHASE AND SALE OF THE UNITS

                  1.1 AUTHORIZATION OF ISSUANCE AND SALE OF THE UNITS. Prior to the initial Closing (as defined herein), the Company will have authorized the issuance and sale of an aggregate of up to 24,000,000 Units (each Unit consisting of one share of common stock ("Shares") and a warrant ("Warrant") to purchase one Share).

                  1.2 SALE AND  PURCHASE OF THE UNITS.  At the initial  Closing, subject to the terms and conditions hereof and in reliance upon the representations, warranties and agreements contained herein, the Purchasers will purchase an aggregate of up to 16,000,000 Units.

                                    SECTION 2

                          CLOSING, PAYMENT AND DELIVERY

                  2.1 CLOSING. The initial Closing of the sale of the Units will occur by December 31, 2003 or such later date as may be determined by the Company and Moors & Cabot, Inc. (the "Placement Agent"), but in no event later than March 31, 2004. At the initial Closing, investors will purchase a minimum of 16,000,000 Units and a maximum of 24,000,000 Units. If the maximum number of Units offered is not sold by the initial Closing, the Company may continue the offering until all Units are sold, but not later than March 31, 2004, at which time the final Closing shall occur (the initial Closing and the final Closing are sometimes referred to as the "Closing"). If the minimum of 16,000,000 Units is not sold and this offering is terminated, all funds delivered by prospective investors pursuant to this offering will be returned.

                  2.2 PAYMENT AND DELIVERY. At the Closing, the Purchasers will pay to the Company by check or wire funds transfer the aggregate purchase price and the Company will deliver to the Purchasers the following documents registered in such name or names as Purchasers may reasonably designate, representing all of the Units being purchased by the Purchasers:

                           (i)      copies of an executed Unit Purchase
                                    Agreement;

                           (ii)     Common Stock certificate;

                           (iii)    Warrant; and

                           (iv) copies of an executed Registration Rights Agreement, in the form annexed hereto as
                                    Section 3 of the Subscription Documents (the
                                    "Registration Rights Agreement").

                  2.3 COVENANT OF BEST EFFORTS AND GOOD FAITH. The Company and the Purchasers agree to use their respective best efforts and to act in good faith to cause to occur all conditions to Closing which are in their respective control.

                                    SECTION 3

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  The Company hereby represents and warrants to the Purchasers that:

                  3.1 CORPORATE POWER, QUALIFICATION AND STANDING. The Company is validly existing and in good standing under the laws of the State of Delaware and is qualified to transact business in each jurisdiction in which its ownership of property or conduct of activities requires such qualification. The Company has all requisite corporate power and authority to enter into this Agreement, to sell the Shares and the Warrants included in the Units, to execute and deliver the Registration Rights Agreement and to carry out and perform its other obligations under this Agreement and the Registration Rights Agreement.

                  3.2 AUTHORIZATION; NO CONFLICT; ENFORCEABILITY. Execution and delivery of this Agreement and the Registration Rights Agreement and issuance and sale of the Shares and Warrants included in the Units have been duly authorized by all necessary corporate action of the Company. The Shares included in the Units and issuable upon exercise of the Warrants included in the Units will be validly issued, fully paid and non-assessable shares of common stock. Performance by the Company of its obligations under this Agreement will not conflict with or violate the charter documents or bylaws of the Company, or conflict with or violate, in any material respect, (i) any indenture, loan agreement, lease, mortgage or other agreement binding on the Company, (ii) any order of a court or administrative agency binding on the Company, or (iii) any applicable law or governmental regulation, the effect of any of which would have a material adverse effect on the Company or its subsidiaries, taken as a whole, or materially impair or restrict the Company's power to perform its obligations as contemplated hereby. This Agreement and the Registration Rights Agreement are valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance and transfer, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law).

                  3.3      CAPITALIZATION.

                           The  capitalization of the Company  immediately prior
to the conversion of all currently outstanding bridge notes, plus accrued interest, including warrants and options to purchase capital stock of the Company, as well as the capitalization of the Company immediately after the conversion of all outstanding bridge notes, plus accrued interest, but immediately prior to the Closing (the "As Adjusted" column), including warrants and options to purchase capital stock of the Company, is as follows:

Security                              No. Authorized     Outstanding     As Adjusted
--------                              --------------     -----------     -----------
Common stock                          200,000,000        47,701,098      68,364,786

Convertible preferred stock             5,000,000             -0-             -0-

Convertible bridge notes (1)               n/a           $2,582,961           -0-

Warrants to purchase shares
              of common stock (2)          n/a            4,858,109       4,858,109

Options to purchase shares
              of common stock              n/a            9,919,636       9,919,636

(1) The convertible bridge notes, plus accrued interest, are convertible into shares of common stock at $0.125 per share. The conversion is automatic upon raising a minimum of $3,000,000 in this Offering.

(2) Warrants will be issued to the Purchasers in the Offering as part of the Units, as well as to the Placement Agent and/or Selected Dealers.

All outstanding shares of common stock have been duly authorized and validly issued and are fully paid and non-assessable.


                                    SECTION 4

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

         Each Purchaser, as to itself only, represents and warrants to the Company that:

                  4.1 Purchaser has sufficient available financial resources to provide adequately for Purchaser's current needs, including possible personal contingencies, and can bear the economic risk of a complete loss of Purchaser's investment hereunder without materially affecting Purchaser's financial condition.

                  4.2 Purchaser has been furnished with all materials relating to the Company and its proposed activities which Purchaser has requested and has been afforded the opportunity to obtain any additional information necessary to verify the accuracy of any representations or information relating to the Company and its proposed activities.

                  4.3 The Company has answered all inquiries made by Purchaser concerning the Company and its proposed activities, or any other matters relating to the offering and the proposed operations of the Company.

                  4.4 Purchaser has not been furnished any offering literature other than any materials and/or information made available to Purchaser by the Company as described in subsections 4.2 and 4.3 above, and Purchaser has relied only on such materials and/or information. Furthermore, other than as set forth in this Agreement, no representations or warranties have been made to Purchaser by the Company, or by its officers or employees with respect to the intended business of the Company, the financial condition, prospects, profitability, operations and/or potential of the Company, and/or the economic or any other aspects of the consequences of an investment in the Units, and Purchaser has not relied upon any information concerning the offering, written or oral, other than information contained in this Agreement or provided by the Company to Purchaser.

                  4.5 Purchaser is acquiring the Units for which Purchaser hereby subscribes for Purchaser's own account, as principal, for investment and not with a view to the resale or distribution of all or any part of such Units.

                  4.6 A Purchaser, if a corporation, partnership, or other form of business entity, is authorized and otherwise duly qualified to purchase and hold the Units, and such entity has not been formed for the specific purpose of acquiring the Units.

                  4.7 If a Purchaser is more than one person, the obligations of such Purchaser shall be joint and several and the representations and warranties herein contained shall be deemed to be made by and be binding upon each such person and his heirs, executors, administrators, successors and assigns.

                  4.8 Purchaser is an accredited investor, as defined in rule 501 of Regulation D under the Securities Act.

                                    SECTION 5

                          ACKNOWLEDGMENTS OF PURCHASERS

         Each Purchaser, as to itself only, understands and acknowledges that:

5.1 The offering involves a high degree of risk and there can be no assurance that the Company will be successful with its current business strategy. Therefore, the possibility exists that Purchasers may lose their entire investment in the Company.

                  5.2 The offering of the Units to Purchasers has not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws or regulations, and the Units issuable will be restricted securities which must be held for an indefinite period of time unless they are subsequently so registered or an exemption from such registration is available.

                  5.3 The Units are being offered and sold without registration under the Securities Act in reliance upon applicable exemptions under the Securities Act and similar exemptions under state securities laws for private offerings. The availability of the aforesaid exemptions depends in part upon the accuracy of certain of the representations, declarations and warranties which are made by Purchasers herein and in any other information furnished by Purchasers to the Company, and the same may be relied upon in determining the suitability of Purchasers to invest in the Company.

                  5.4 Trading in the Company's securities is presently conducted in the over-the-counter market on the OTC Bulletin Board. As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the price of the securities. There is a limited established market for the common stock and it is possible that no greater public market for such securities will develop.

                                    SECTION 6

             LEGEND ON COMMON STOCK; RESTRICTIONS ON TRANSFERABILITY

                  6.1 Unless registered pursuant to the Registration Rights Agreement between the Company and the Purchasers dated as of the date hereof, each certificate representing Shares or Warrants shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required under any applicable state securities laws):

         THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

                  Upon request of a holder of Shares or Warrants, the Company shall remove the foregoing legend or issue to such holder a new certificate therefore free of any such legend, if the Company shall have received either an opinion of counsel or a "no-action" letter of the SEC, in either case reasonably satisfactory in substance to the Company and its counsel, to the effect that such legend is no longer required.

                  6.2 In addition to the restrictions on transferability set forth herein, each Purchaser further covenants and agrees to the following transfer restrictions with respect to such Shares or Warrants. Each Purchaser will not, directly or indirectly, issue, offer, agree or offer to sell, sell, make short sales of, grant an option for the purchase or sale of, transfer, pledge, assign, hypothecate, distribute or otherwise encumber or dispose of (collectively, "Transfer") any Shares or Warrants, or any options, rights, warrants or other securities convertible into, exchangeable or exercisable for or evidencing any right to purchase or subscribe for such Shares or Warrants, until a registration statement covering the resale to the public of the Shares and/or Warrants and prepared in accordance with the provisions of the Registration Rights Agreement is declared effective by the Securities and Exchange Commission (the "Registration Date").

Notwithstanding the foregoing, there shall be no restrictions on any (i) Transfer as a gift or gifts, or to trusts for the benefit of family members of a Purchaser, provided that the transferee agrees in writing to be bound by the restrictions on Transfer set forth herein, or by will or the laws of descent and distribution, provided that prior to such Transfer of the Shares the transferee agrees in writing to be bound by the restrictions on Transfer set forth herein, or (ii) the Transfer is made with the prior written approval of the Company.

                                    SECTION 7

                                  MISCELLANEOUS

                  7.1 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. Any action or proceeding relating to this Agreement may be brought in the courts of Illinois, or in the United States courts located in Illinois, and each of the parties irrevocably consents to the jurisdiction of such courts in any such action or proceeding.

                  7.2 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of and be binding upon the successors and assigns of the parties.

                  7.3 ENTIRE AGREEMENT; AMENDMENT. This Agreement (including any Schedules hereto) and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated except by a written instrument signed by the Company and the Purchasers.

                  7.4 NOTICES. All notices and other communications required or permitted hereunder shall be mailed by either an express mail carrier, first-class mail, postage prepaid, or facsimile, or delivered either by hand or by messenger, addressed (a) if to the Purchasers, as indicated on Schedule I hereto, or at such other address as the Purchasers shall have furnished to the Company in writing, or (b) if to any other holder of any Units, at the address of such holder as shown on the records of the Company, or (c) if to the Company, at its address set forth below (with copy to: Ehrenreich Eilenberg & Krause LLP, 11 East 44th Street, 17th Floor, New York, NY 10017, Attn.: Adam D. Eilenberg, Esq.) or at such other address as the Company shall have furnished to the Purchasers and each such other holder in writing. All such notices or communications shall be deemed given when actually delivered by hand, messenger, express mail carrier or facsimile or, if mailed, three days after deposit in the U.S. mail.

                  7.5 DELAYS OR OMISSION. No delay or omission to exercise any right, power or remedy accruing to any party to this Agreement (including any holder of the Shares), upon any breach or default of another party under this Agreement, shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

                  7.6 SEVERABILITY. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  7.7 TITLES AND SUBTITLES. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

                  7.8 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

                  IN WITNESS WHEREOF, the parties have caused this Unit Purchase Agreement to be executed and delivered by their duly authorized officers or partners, as the case may be, as of the day and year first above written.


PURCHASER                                APPLIED NEUROSOLUTIONS, INC.

______________________________           By: _______________________________
Signature

______________________________           Title: ____________________________
Print Name

______________________________           Address: 50 Lakeview Parkway, Suite 111
Street Address                                    Vernon Hills, IL 60061

------------------------------
City, State, Zip Code

------------------------------
Date

------------------------------
Number of Units (at ($0.25 per Unit)

------------------------------
Amount of Subscription

                                   SCHEDULE I


Purchaser                           Number of Units                    Amount
---------                           ---------------                    ------